Exhibit 99.1

LPL Financial Announces Realignment of Executive Responsibilities

— Reorganization Reflects Significant Growth and Future Opportunity Set in Supporting Independent Financial Advisors and Institutions —

— New Venture Subsidiary Will Take Advantage of Opportunities Arising from Changing Dynamics in Financial Services Marketplace —

San Diego, CA — April 18, 2012 — Mark Casady, chairman and CEO of LPL Financial LLC, the nation’s largest independent broker-dealer* and a wholly owned subsidiary of LPL Investment Holdings Inc. (NASDAQ: LPLA), today announced several actions designed to better align management responsibilities to the changing needs of financial advisors and institutions, and to the dynamic growth opportunities available in the marketplace for financial services:

•            Reflecting his increasing responsibilities and the depth and breadth of his engagement with the Company, Robert Moore has been named president and COO for LPL Financial effective May 1.  Mr. Moore will remain CFO as the Company undertakes a thorough executive search process to fill the role.

•            Esther Stearns has been named CEO of a new LPL subsidiary, “LPL New Venture,” and will be stepping down from her current role as president and COO of LPL Financial, effective May 1.  LPL New Venture will provide a compelling set of services to advisors who are new to the industry and who are dedicated to serving the mass market, which the Company believes is currently underserved by professional financial advice.

•            Bill Dwyer’s role as president, national sales, has been expanded to include oversight of the firm’s sponsor relations function.  Mr. Dwyer will continue to be responsible for all aspects of Independent Advisor Services and Institution Services business development, including attracting new financial advisors and institutions to the firm, as well as retaining and promoting the growth of existing business through oversight of key resources such as business consulting, advisor-facing technology, business engineering, and sponsor relations.

•            The Company’s Executive Management Committee (EMC) is chaired by Mr. Casady and is responsible for guiding the firm’s strategy, financial performance, and operational direction.  To streamline the communication process across the executive leadership team and throughout the firm, the EMC will now include representation from each major business unit of the firm.

“Our success has always been fueled by leadership—inspired by our belief in the importance of personal financial guidance, and driven by our dedication to managing complexity for our advisors and institutions so they can focus on what they do best,” said Mr. Casady.  “Accordingly, one of the most critical factors in achieving our mission and growth objectives tomorrow will be making sure we continue to have the right executives in the right place at the right time.  We are therefore committed to attracting and retaining the best talent and to supporting the senior leadership of LPL Financial in the development and execution of a strategy that will keep us at the forefront of our industry.”

Mr. Casady added, “LPL Financial has a tremendously deep and strong management team across the organization, and while Robert has been a terrific CFO, we are delighted that he will be taking on broader responsibilities as president and COO.”

Ms. Stearns said, “The launch of LPL New Venture will better prepare the Company to take advantage of significant opportunities arising from changing dynamics within the financial services marketplace.  We expect to share additional details in the coming months about this entrepreneurial new subsidiary, which will build on LPL Financial’s platform of services for new advisors—many of whom are embracing rapidly expanding opportunities in the mass market segment.  As we develop this new business, the way we support our existing advisors will only be enhanced.”

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties, including statements on the Company’s future financial condition, results of operations, business strategy and financial needs, expected changes in senior management positions, plans to establish LPL New Venture and other matters. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” “future,” “opportunity” and similar terms.  Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. For example, LPL New Venture may not be successful in attracting advisors or effectively providing services to the mass market.  Other factors include risks and uncertainties associated with changes in general economic and financial market conditions, fluctuations in assets under management, effects of competition in the financial services industry, changes in the number of the Company’s financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is available at www.sec.gov.

You should not rely upon forward-looking statements as predictions of future events. The Company does not undertake and specifically disclaims any obligation to release publicly revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, the Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

About LPL Financial

LPL Financial, a wholly owned subsidiary of LPL Investment Holdings Inc. (NASDAQ: LPLA), is the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine, June 1996-2011), a top RIA custodian, and a leading independent consultant to retirement plans.  LPL Financial offers proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 12,800 financial advisors and approximately 670 financial institutions. In addition, LPL Financial supports over 4,000 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have more than 2,700 employees with headquarters in Boston, Charlotte, and San Diego.  For more information, please visit www.lpl.com.

Securities offered through LPL Financial. Member FINRA/SIPC

*Based on total revenues, Financial Planning magazine, June 1996-2011

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LPLA-C

LPL Financial Media Contact	Investor Relations
Michael Herley	Trap Kloman
Kekst and Company	LPL Financial
(212) 521-4897	(617) 897-4574
michael-herley@kekst.com	investor.relations@lpl.com